                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                November 30, 1998
                Date of Report (Date of earliest event reported)


                         Global TeleSystems Group, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                      0-23717                 94-3068423
 (State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


                 1751 Pinnacle Drive
               North Tower, 12th Floor
                   McLean, VA 22102                             22102
       (Address of principal executive offices)               (Zip Code)


                                 (703) 918-4500
              (Registrant's telephone number, including area code)

Item 2.           Acquisition or Disposition of Assets


         On November 30, 1998, Global TeleSystems Group, Inc. (the "Company") acquired more than 93% of the outstanding capital stock of NetSource Europe ASA, a limited liability company organized under the laws of Norway ("NetSource"), for aggregate consideration consisting of up to 4,037,500 shares of the Company's common stock and $46.1 million in cash. The cash consideration was paid out of the Company's available cash. Each holder of NetSource stock that accepted the Company's offer to acquire the holder's shares received 0.141003 shares of the Company's common stock and US$1.6099257 for each share of NetSource stock. The shares of Company common stock received by NetSource's shareholders are not registered under the Securities Act of 1933 (the "Securities Act") and may not be sold in the United States absent registration or an applicable exemption from registration requirements. GTS has agreed, however, to register as soon as reasonably practicable the shares of Company common stock that will be offered as consideration to the NetSource shareholders.


         In addition, the Company has agreed to make additional "earn out" payments of up to $35 million in either cash or Company common stock, contingent on NetSource's achieving certain quarterly performance targets during the quarters ended March 31 and June 30, 1999.

         NetSource is a pan-European telecommunications services company with executive offices in Birmingham, England and sales and operating offices in seven countries across Europe.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements.

                  Financial statements of NetSource Europe ASA are not available at the date hereof and shall be filed with the Securities and Exchange Commission ("SEC") by February 15, 1999.

         (b)      Pro Forma Financial Statements.

                  Pro forma financial statements are not available at the date hereof and shall be filed with the SEC by February 15, 1999.

         (c)      Exhibits

                  Designation          Description
                  -----------          -----------
                      2.1              Form of Shareholder's Undertaking

                      2.2              Form of Amendment Agreement to
                                       Shareholder's Undertaking

                      2.3              Form of Waiver Agreement

                      2.4              Form of Waiver Agreement with certain
                                       Shareholders


Item 9.  Sales of Equity Securities Pursuant to Regulation S

In connection with the acquisition of NetSource discussed in Item 2 of this report, on November 30, 1998, the Company issued 3,737,407 shares of its common stock, par value $.10 ("Common Shares"), to holders of NetSource stock who accepted, as of October 30, 1998, the Company's offer to purchase the NetSource stock owned by such holders. The Company received the NetSource shares tendered as consideration for the Common Shares. No underwriters were involved in the issuance of the Common Shares. The Company issued the Common Shares pursuant to Rule 903 under the Securities Act of 1933 and the Company's offer was made exclusively to non US persons, within the meaning of Rule 902 under the Securities Act, not in the United States. The Company extended its offer to purchase the NetSource stock to December 15, 1998 and, consequently, additional shares of the Company's common stock will be issued pursuant to this transaction. That additional issuance also will be effected in accordance with Rule 903 of the Securities Act and will be disclosed in a subsequent filing with the SEC.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Global TeleSystems Group, Inc.
                                            (Registrant)




Date:  December 16, 1998                     /s/ Alan Krenek
                                            Vice President -
                                            Corporate Accounting

                                 EXHIBIT INDEX


                  Designation          Description
                  -----------          -----------
                     *2.1              Form of Shareholder's Undertaking

                     *2.2              Form of Amendment Agreement to
                                       Shareholder's Undertaking

                     *2.3              Form of Waiver Agreement

                     *2.4              Form of Waiver Agreement with certain
                                       Shareholders

* Previously filed